Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT (this “Amendment”) is entered into as of June 26, 2017 between STRATTEC SECURITY CORPORATION, a Wisconsin corporation (“Grantor”), and BMO HARRIS BANK N.A. (“Lender”).

WHEREAS, Grantor and Lender have entered into that certain Amended and Restated Security Agreement dated as of June 28, 2012 (the “Agreement”) pursuant to which Grantor has granted Lender a first priority security interest in the Collateral described therein as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of Grantor’s Obligations; and

WHEREAS, Grantor and Lender desire to amend the Agreement; and

WHEREAS, pursuant to Section 7.1 of the Agreement, Grantor and Lender may amend the Agreement in a writing signed by Grantor and Lender.

NOW, THEREFORE, in consideration of the foregoing and the covenants set forth in this Amendment, Grantor and Lender agree as follows:

1.             Definitions.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.             Amendments.  Subject to all of the terms and conditions hereof, upon execution and delivery of this Amendment, the Agreement shall be amended as of the date first written above as follows:

(a)          All references to the Agreement in the Credit Agreement, the Agreement and any agreement related thereto shall refer to the Agreement as amended hereby.

(b)          The phrase “dated as of the date hereof” in the introductory paragraph of the Agreement is hereby deleted and replaced with “dated as of August 1, 2011”.

(c)          The defined term “Obligations” is hereby amended and restated in its entirety as follows:

““Obligations”:  the collective reference to (i) the Credit Agreement Obligations,  (ii) the Guarantee Agreement Obligations, (iii) the Derivative Contract Obligations, (iv) all obligations and liabilities of the Grantors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise out of, or in connection with, any deposit accounts maintained by Lender or its affiliates for account of any Grantor, or any transfer of funds which may arise out of, or in connection with, such deposit accounts, and (v) all other obligations and liabilities of any Grantor in favor of any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, or determined or undetermined, whether any Grantor is liable individually or jointly with others, including, without limitation, on account of principal, interest or other debts, guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Lender or to any Secured Party that are required to be paid by such Grantor), obligations with respect to overdrafts in deposit accounts, letters of credit, bankers’ acceptances, any stored value card, commercial credit card and merchant card services, and whether or not any or all such debts, obligations and liabilities are or become barred by any statute of limitations or otherwise unenforceable, and including any of the foregoing that arise after the filing of a petition by or against Grantor under the United States Bankruptcy Code.”

3.             Representations and Warranties.  Lender and Grantor each represent and warrant that the execution, delivery and performance of this Amendment and the other documents required hereby are within their respective organizational powers and have been duly authorized by all necessary organizational action on the part of Lender and Grantor, as applicable.  This Amendment constitutes, and each of the documents required herein when executed and delivered hereunder will constitute, legal, valid and binding obligations of Lender and Grantor, as the case may be, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors’ rights generally.

4.             Confirmation of Agreement.  Except as expressly provided herein, the Agreement shall remain in full force and effect.

5.             Effectiveness.  This Amendment shall not become effective unless and until it has been executed and delivered by all parties hereto.

6.             Governing Law.  This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of Wisconsin.

7.             Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.  Delivery by telecopier or by electronic .pdf copy of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

STRATTEC SECURITY CORPORATION,
as Grantor

By:	/s/ Patrick J. Hansen
Name:	Patrick J. Hansen
Title:	Senior Vice President and CFO

BMO HARRIS BANK N.A.,
as Lender

By:	/s/ Mark Czarnecki
Name:	Mark Carnecki
Title:	Senior Vice President

[Signature Page to First Amendment to Amended and Restated Security Agreement]